CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1/A, of our report dated April 19, 2011, of SW China Imports, Inc. (A Development Stage Company) relating to the financial statements as of March 15, 2011 and for the period from February 23, 2011 (inception) to March 15, 2011, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

July 11, 2011